SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 4, 2013, by and between PSN Components, LLC, a Florida limited liability company with its principal offices at 420 Harding Avenue, Suite 605, Cocoa Beach, Florida 32931 ("Investor"), and NEAH POWER SYSTEMS, INC., a Nevada corporation having its principal offices located at 22118 20th Avenue SE, Suite 142, Bothell, Washington, 98021 (the "Company"), (together, the “Parties”).

WHEREAS, the Parties desire that the Company shall issue and the Investor shall purchase certain securities of the Company and receive certain manufacturing rights, all as more fully described below, upon the terms and subject to the conditions described herein.

            NOW, THEREFORE, the Parties agree to the following:

1.                  Offer of Securities. The Company is offering for sale the following securities:

(a) an “Equity Unit” for $150,000.00, which is comprised of 32,608,696 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) at the per share purchase price of $0.0046 per share, rounded to the nearest whole share, and a common stock purchase warrant to purchase up to 3,896,104 shares of Common Stock at the exercise price of $0.0154 per share, exercisable any time during a 3-year term (the “Warrant”, a copy of which is attached hereto as Exhibit A);

(b) In further consideration of the Investor purchasing the Equity Unit (i) the Company shall execute and deliver the “Manufacturing Rights Agreement” attached as Exhibit B to this Agreement, and (ii) and as long as Investor owns at least 26,086,956 shares of Common Stock, Investor shall be entitled to, and the Company hereby grants Investor the right to attend and observe all meetings of the board of directors of the Company (“the Board of Directors”) and any committees thereof as an observer and the Company shall provide Investor with advance notice of any and all such meetings together and any all other notices and information provided to the members of the Board of Directors and the Company agrees to undertake due diligence to investigate the possibility of appointing Investor to serve as a member of the  Board of Directors (and the Company shall keep Investor reasonably apprised of the same).

(c) In further consideration of the Investor purchasing the Equity Unit, the Company shall use its best efforts to negotiate with the Major Investor “Tag-Along Rights” for the Investor to sell the Investor’s Company securities at the same time and to the same proposed purchasers of the Major Investor’s Company securities, in an amount that represents the same ratio to the number of Company securities the Major Investor proposes to sell to the Major Investor’s overall beneficial ownership position of Company securities. For the purposes of this agreement, "Major Investor" means that certain private investor with whom the Company has been discussing a substantial investment in the Company in the minimum amount of $5,000,000 which is intended to occur within sixty (60) days following the date of this Agreement (the “Major Investment”). This Tag-Along Right shall be available to the Investor so long as the Investor beneficially owns no less than 26,086,956 shares of Common Stock.

(d) The Investor will have the rights to purchase up to an additional $200,000.00 of equity at the converted purchase price of the Major Investment within 60 days of the execution of an agreement for a Major Investment.

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2.                  Subscription and Payment for Equity Unit. Subject to the terms of this Agreement, and in reliance in the representations and warranties of the Company contained herein, the Investor hereby purchases, and the Company hereby sells and issues to the Investor, (A) the Equity Unit, for the subscription price of $150,000.00. The Investor shall pay the purchase prices for the Equity Unit by wire transfer or as otherwise agreed to by the Investor and the Company against delivery of a certificate representing the Shares and the Warrants and the Notes duly executed on behalf of the Company.

3.                  Subscription Procedure. In order to subscribe for the Equity Unit, the Investor shall deliver to the Company (a) the signature page to this Agreement executed by the Investor and (b) the aggregate purchase price for such Equity Unit. Simultaneous to such actions taken by the Investor, the Company shall deliver to Investor its executed signature page to this Agreement, (a) a stock certificate representing the 32,608,696 restricted common shares, (b) the Warrant, (c) the Manufacturing Rights Agreement and the Closing of the transactions contemplated by this Agreement shall be deemed to have occurred upon the date all such Company and Investor deliverables have been received by the respective parties.

4.                  Investor Representations. The Investor hereby represents, warrants and acknowledges to the Company: (i) the Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act; (ii) the Investor has such experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Equity Unit; (iii) the Investor acknowledges that this investment is speculative and involves a high degree of risk, and the Investor is capable of bearing all of the economic risks of this investment, including the possible loss of its investment; (iv) the Investor understands that the offer is being made pursuant to an exemption from registration under the Securities Act and pursuant to similar exemptions under certain state securities laws; (v) the Investor acknowledges that the Equity Unit will be deemed "restricted securities” under applicable rules promulgated under the Securities Act; (vi) the Investor is acquiring the Equity Unit for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; (vii) the Investor understands that it will not be able to transfer or make any other disposition of the Equity Unit unless such transfer or disposition is registered or qualified under all applicable federal or state securities laws or an exemption from such registration or qualification is available; (viii) the Investor understands that the certificates representing the Equity Unit will bear a legend evidencing the restrictions on transfer described herein; (ix) the Investor has had an opportunity to review the public information available about the Company, including the documents filed by the Company with the SEC, and the Investor has had an opportunity to ask questions and receive answers from the Company in connection with the purchase of the Equity Unit; (x) the Investor has full power and authority to execute, deliver and perform this Agreement; and (xi) neither Investor nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it has executed or will execute any short sales of the Company’s stock or warrants.

5.                  Company Representations. The Company hereby represents and warrants to the Investor:

(a)        Due Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries. The Company is qualified to conduct business and is in good standing in the States of Nevada and Washington, and neither the conduct of its business nor the ownership or leasing of its property require it to qualify to do business as a foreign corporation in any other jurisdiction. All actions taken by the current directors and stockholders of the Company have been valid and in accordance with the laws of the State of Nevada and all actions taken by the Company have been duly authorized by the current directors and stockholders of the Company as appropriate.

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(b)        Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the authorized capital of the Company is 1,800,000,000 shares of Common Stock, par value $0.001 per share, of which 537,933,911are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which (i) 1,000,000 shares have been designated as Series B Preferred Stock and 420,700 shares of Series B Preferred Stock are issued and outstanding (ii) 1,000,000 shares have been designated as Series C Preferred Stock and there are no issued and outstanding Series C Preferred Stock.  All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s articles of incorporation or bylaws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement or the other Transaction Agreements.

(c)        Authorization. The Company has full corporate power and authority and has taken all requisite corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, the Warrant, the Notes, and the other agreements and instruments required to be executed and delivered in connection herewith (collectively, the “Transaction Documents”), (ii) the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance (and reservation for issuance, in the case of Common Stock issuable upon conversion of, and as payment of interest on, the Warrant and the Notes in accordance with their terms) and delivery of the Equity Unit in accordance with the terms hereof.  The Transaction Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, voidable preference, fraudulent conveyance and other similar laws affecting the rights or remedies of creditors generally and (b) the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

(d)        Common Stock. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

(e)        No Registration or Integration. Assuming that the Investor’s representations in Section 4 and the signature page to this Agreement are true and correct, no registration of the Equity Unit, the Debt Unit or the shares of common stock issuable upon exercise of the Warrant or conversion of the Notes is required under the Securities Act or any state securities law for the offer and sale of such securities to the Investor pursuant to this Agreement.  None of the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security or solicited offers to buy any security which is or would be integrated with the sale of the Equity Unit in a manner that would require the Equity Unit or Common Stock issuable upon exercise or conversion thereof to be registered under the Securities Act.
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(f)        No General Solicitation. Neither the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Equity Unit in the United States.

(g)        Exchange Act Compliance.  The Company is subject to and in compliance with the reporting requirements of Exchange Act. As of its filing date, each report filed by the Company with the SEC pursuant to the Exchange Act, complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each registration statement and any amendment thereto filed by the Company pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in them. There has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(h)        No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Agreement or issue and sell the Equity Unit in accordance with the terms hereof or the Common Stock issuable upon exercise or conversion thereof (other than filing of a Form D with the SEC and any notice filings under state securities or blue sky laws subsequent to the closing of the transactions); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

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(i)         No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since February 14, 2013 and which, individually or in the aggregate, do not or would not have a material adverse effect on the Company.

(j)         No Undisclosed Events or Circumstances. There has been no event or circumstance that has occurred or exists with respect to the Company, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Company’s filings with the SEC or any disclosure schedule attending this Agreement.

(k)        Financial Statements.  The financial statements included in each SEC Filing present fairly and accurately the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

(l)         Disclosures.  No representation or warranty made by the Company under this Agreement or the other Transaction Agreements contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

6.                  Miscellaneous.

    (a)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions hereunder (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Seattle, King County (the “Washington Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Washington Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Washington Courts, or such Washington Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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   (b)         Waiver. Any waiver by the Company or the Investor of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of the Company or the Investor to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver by the Company or the Investor must be in writing.

   (c)          Headings.  The headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

               (d)     Successors and Assigns. This Agreement shall be binding upon the parties hereto, their respective successors and may not be assigned by any party without the written agreement of both parties.

             (e)     Amendment. This Agreement may not be amended without the written agreement of both parties.

               (f)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (g)     Titles and Subtitles. The titles of the sections and subsections of this Agreement are not to be considered in construing this Agreement.

                    (h)    Agreement is Entire Contract. This Agreement, together with the other Transaction Agreements, constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this  Agreement, except as expressly provided herein.

7.                  Notices. All notices pertaining to the Agreement shall be in writing and shall be delivered by a) facsimile, by b) the United States Postal Service or reputable courier service, or by c) E-mail with receipt confirmation by recipient. The contact information for such communications shall be:

If to the Company:

                                    Neah Power Systems, Inc.

22118 20th Ave SE, Suite 142

                                    Bothell, Washington 98021

                                    Tel: 425-424-3324 ext. 112

                                    Fax: 425-483-8454

                                    Attn: David Schmidt

                                    dschmidt@neahpower.com

With a copy to:

Joseph J. Tomasek, Esq.

Jtoma38@aol.com
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77 North Bridge Street

Somerville, New Jersey 08876

(Tel): 908-429-0030

Mintz&Fraade, P.C.

480 Madison Avenue

New York, New York 10022

212-486-2500

If to Investor:

                                    Hemal Desai

                                    Authorized Representative of PSN Components, LLC

                                    420 Harding Avenue, Suite 605,

                                    Cocoa Beach, Florida 32931

                                    psncomp@aol.com

                                    Fax: 212-371-2505

                                    Tel: 845-489-1215

            With a copy to:

8.                  Wire Instructions. Any wires of funds to the Company should be made as follows:

                                    Bank:                            - See separate instructions -    ___________

                                    ABA Number:                                                                                     _____

                                    Account Number:                                                                    _____

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Name in which the Equity Unit is to be issued:

PSN Components, LLC

420 Harding Avenue, Suite 605, Cocoa Beach, Florida 32931

EXECUTED this _04_day of March, 2013

By:__________________________________

Hemal Desai, Authorized Representative of PSN Components, LLC.

Accreditation: (please initial all that apply)
Investor represents and warrants that Investor is an accredited investor pursuant the following:

_____ Initials

(a) A bank or savings and loan association or other institution (acting either in an individual or fiduciary capacity), registered broker-dealer, insurance company, registered investment company, or business development company, or licensed “small business investment company,” or an employee benefit plan which either is represented in a fiduciary capacity by a bank, savings and loan association, insurance company or registered investment advisor, has total assets in excess of $5,000,000, or is self-directed and the plan’s business investments are made solely by accredited investors.

_____ Initials

(b) A trust (i) with total assets in excess of $5,000,000, (ii) which was not formed for the specific purpose of acquiring the subject securities, and (iii) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that as to be capable of evaluating the merits and risks of the prospective investment.

_____ Initials

(c) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the subject securities, with total assets in excess of $5,000,000.

_____ Initials	(d) An entity in which all of the equity owners are “accredited investors.”
_____ Initials	(e) A natural person whose individual net worth, or joint net worth with spouse (if any), exceeds $1,000,000 (excluding the value of such person’s primary residence).
_____ Initials

(f) A natural person whose income in each of the two most recent calendar years exceeded $200,000 individually, or $300,000 jointly with spouse (if any), and who reasonably expects to reach that income level in the current calendar year.

ACCEPTED:

NEAH POWER SYSTEMS, INC.

By:  ________________________________

        Gerard C. D’Couto

        Chief Executive Officer
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Exhibit A

Warrant

Exhibit B

Manufacturing Rights Agreement

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